UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15320 Highway 105 W, Suite 210, Montgomery, Texas	77356
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 539-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 8, 2023, the audit committee of the Board of Directors (the “Audit Committee”) of Kodiak Gas Services, Inc. (the “Company”, “Kodiak”, or “KGS”), in consultation with the Company’s management and BDO USA, P.A. (“BDO”), the Company’s independent registered public accounting firm, determined that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three month period ended March 31, 2022 (the “Non-Reliance Period”), included in the Company’s Form S-1 Registration Statement, should no longer be relied upon due to a non-cash error in the mark-to-market adjustment for the Company’s interest rate swap derivatives in the three month period ended March 31, 2022. This non-cash error resulted in an understatement of unrealized gain on derivatives of $28.4 million. Management and the Audit Committee have determined that the impact of this error is limited to the interim unaudited condensed consolidated financial statements as of and for the three-month period ended March 31, 2022.

The correction of this error for the three months ended March 31, 2022, will include the following restated amounts:

•	Unrealized gain on derivatives increased from $7.8 million to $36.2 million.

•	Income tax expense increased from $8.6 million to $15.4 million.

•	Net income increased from $27.9 million to $49.6 million.

•	Basic and diluted earnings per share increased from $279,390 to $495,550.

•	Offsetting restated amounts related to net income, deferred tax provision and changes in working capital that resulted in no change to net cash provided by operating activities.

The Company will restate its unaudited condensed consolidated financial statements for the Non-Reliance Period in its Form 10-Q for the period ended June 30, 2023, to reflect the corrected unrealized gain on derivatives, income tax expense, income before income taxes, net income, and basic and diluted earnings per share. This error does not impact the six month period ended June 30, 2022 financial statements and does not impact the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2022.

The foregoing error had no effect on the Company’s revenue, financial covenants, Adjusted Gross Margin, Adjusted EBITDA, Discretionary Cash Flow and Free Cash Flow. The error does not impact the Company’s cash or liquidity. Similarly, the error did not have an impact on the Company’s operations or business fundamentals.

The Audit Committee and management have concluded that as a result of the restatement noted above that a material weakness exists in the Company’s internal controls over financial reporting. The Company will report its remediation efforts undertaken to address such material weakness, in its Form 10-Q for the period ended June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: August 9, 2023	By:	/s/ Kelly M. Battle
Name: Kelly M. Battle
Title: Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary